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                                  EXHIBIT 21.1


               SUBSIDIARIES OF DIGITAL SYSTEMS INTERNATIONAL, INC.

                          (PRIOR TO PROSPECTIVE MERGER)

SUBSIDIARY NAME                                  OWNERSHIP PERCENTAGE                   JURISDICTION
- ---------------                                  --------------------                   ------------
Caleo Software, Inc.                                       100%                         Georgia

Digital Systems FSC, Inc.                                  100%                         Guam

Vision Merger Corporation                                  100%                         Washington

Voicelink Data Services, Inc.                              100%                         Washington

Voicelink Systems Limited                                  100%                         United Kingdom


                      SUBSIDIARIES OF VIEWSTAR CORPORATION
                          (PRIOR TO PROSPECTIVE MERGER)

SUBSIDIARY NAME                                  OWNERSHIP PERCENTAGE                   JURISDICTION
- ---------------                                  --------------------                   ------------
ViewStar SARL                                              100%                         France

ViewStar UK, Ltd.                                          100%                         United Kingdom